Exhibit 10.2

MYREXIS, INC.

305 Chipeta Way

Salt Lake City, UT 84108

August 8, 2012

MSMB Healthcare LP

MSMB Healthcare Investors LLC

MSMB Healthcare Management LLC

MSMB Capital Management LLC

330 Madison Avenue, 6th Floor

New York, NY 10017

Attn: Martin Shkreli

Dear Martin:

I am writing this letter on behalf of Myrexis, Inc. (“Myrexis” or “we”), addressed to your attention for each and all of the above-named MSMB entities (collectively, the “MSMB Parties”) to memorialize the agreed-upon basis for one or more of the MSMB Parties and/or you possibly to acquire additional shares or other securities in Myrexis. I am simultaneously sending a separate letter addressed to you individually to complete the memorializing of such agreement.

As you know, we adopted a Tax Benefits Preservation Rights Plan on March 29, 2012 (the “Plan”), which we publicly announced the next day, to enable our Board of Directors (the “Board”) to protect the use of our net operating losses and certain other tax attributes under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (together, “Section 382”). We and you agree that it is valuable to Myrexis and also to the MSMB Parties and you for the Board to be able to manage the usability of such tax attributes, while guarding against the MSMB Parties’ or your triggering highly dilutive, and therefore adverse, provisions of the Plan. We and the MSMB Parties and you also hereby agree that it is important to be clear about the voting commitment the MSMB Parties and you are making to induce us to enter into this letter agreement.

Our agreement with the MSMB Parties, and with you individually in the above-mentioned separate letter agreement, is as follows:

•

The Myrexis shares and any other Myrexis securities constituting “stock” (as defined under Section 382) owned by all of the MSMB Parties and you in the aggregate, including any securities or rights or interests in securities the ownership or holding of which by any other person or entity would be aggregated with any securities of Myrexis owned by you, must at all times from now through the completion of the 2013 annual meeting of shareholders represent less than 4.99% ownership in Myrexis; and

August 8, 2012

•

On any matter presented to Myrexis’ shareholders for their vote (or written consent in any case of action by shareholders by written consent in lieu of a meeting), by whomever presented, including any director election or any other proposal presented for a shareholder vote (or written consent), from now through the completion of the 2013 annual meeting of shareholders, the MSMB Parties, you and their and your affiliates will vote (or deliver their and your written consents with respect to) all Myrexis’ shares owned by them as recommended by the Board (and, not less than five (5) business days prior to any meeting at which such shares will be voted, provide to such officer of Myrexis as Myrexis designates irrevocable proxies so to vote such shares, in a form to be provided to you by Myrexis, which proxies will be coupled with an interest) as recommended by the Board, provided that either:

•	Jason Aryeh is included in the majority of the Board approving the recommendation; or

•

Jason Aryeh abstains or otherwise does not vote as a member of the Board on the recommendation, but he votes or causes to be voted (or provides a written consent or causes a written consent to be provided with respect to) Myrexis’ shares he owns or controls as recommended by the Board.

For purposes of this letter agreement, “own” and variations thereof with respect to shares or other securities of Myrexis shall have the same meanings as under Section 382 during the time when the Plan is in effect and otherwise shall mean “beneficial own” and variations thereof under the Exchange Act.

Without limiting any of the Company’s rights or remedies hereunder and under the previous agreement dated October 18, 2011 by and between Myrexis and the MSMB Parties Agreement (the “Agreement”), in the event that any of the MSMB Parties and you owning shares in Myrexis refuses or otherwise fails to deliver or cause to be delivered, timely and completely, all of the above-mentioned proxies, this letter agreement itself shall, at the election of Myrexis, be deemed to constitute such a proxy, with all the attributes provided for hereinabove, and Myrexis’ President shall be the designated lawful proxyholder and attorney-in-fact, with full power of substitution, in any such case.

To the extent this letter agreement contains provisions which are in addition to or inconsistent with the provisions of the Agreement, such additional provisions shall be deemed to be provisions incorporated into the Agreement and any such inconsistent provisions hereof shall also be deemed to be incorporated therein, superseding the inconsistent provisions thereof. In these respects this letter agreement shall be deemed to amend the Agreement, which as so amended shall continue in force and effect.

August 8, 2012

Please confirm the agreement of the MSMB Parties with us as to the foregoing by countersigning and returning to Myrexis an identical counterpart of this letter agreement on their behalf.

Very truly yours,

MYREXIS, INC.

By:	/s/ Richard B. Brewer
Name: Richard B. Brewer
Title: President

ACCEPTED AND AGREED TO:

MSMB HEALTHCARE LP

By: MSMB HEALTHCARE INVESTORS LLC, its General Partner

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE INVESTORS LLC

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE MANAGEMENT LLC

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB CAPITAL MANAGEMENT LLC

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member